EXHIBIT 23.1(a)

CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated January 22, 2003, included in the Annual Report on Form 10-K of Equifax Inc. for the year ended December 31, 2002, with respect to the consolidated financial statements, as amended, included in this Form 10-K/A.

/s/    ERNST & YOUNG LLP

Atlanta, Georgia

April 10, 2003